                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Spacetec IMC Corporation
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
       (2) Aggregate number of securities to which transactions applies:
- --------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the Filing Fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
       (5) Total fee paid:
- --------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
- --------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
- --------------------------------------------------------------------------------
       (1) Amount Previously Paid:
- --------------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------
       (3) Filing Party:
- --------------------------------------------------------------------------------
       (4) Date Filed:
- --------------------------------------------------------------------------------

                            SPACETEC IMC CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The 1996 Annual Meeting of Stockholders of Spacetec IMC Corporation (the "Company") will be held at the Museum of Science located at Science Park, Boston, Massachusetts at 10:00 a.m. on Wednesday, September 11, 1996 for the following purposes:

        1. To elect one director to hold office for a term of three years and until his respective successor is elected and qualified.

        2. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

       Only stockholders of record at the close of business on July 24, 1996 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                           By order of the Board of Directors,


                                           Lynnette C. Fallon, Clerk


Dated:  August 9, 1996

                            SPACETEC IMC CORPORATION

                                 The Boott Mill
                            100 Foot of John Street
                       Lowell, Massachusetts  01852-1126
                           Telephone:  (508) 970-0330

                                Proxy Statement
                                _______________


       The enclosed proxy is solicited on behalf of the Board of Directors of Spacetec IMC Corporation (the "Company") for use at the 1996 Annual Meeting of Stockholders to be held on Wednesday, September 11, 1996, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is August 9, 1996.

       The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director.

       The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

       The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.


                      VOTING SECURITIES AND VOTES REQUIRED

       Only stockholders of record at the close of business on July 24, 1996 will be entitled to vote at the meeting. On that date, the Company had outstanding 7,349,908 shares of Common Stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. A majority in interest of the outstanding Common Stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominees for director. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy.) Abstentions will not be treated as votes cast in the election of directors.

                             ELECTION OF DIRECTORS

       The number of directors is fixed at five for the coming year and is divided into three classes. At the meeting, one director will be elected to hold office for three years and until his successor is elected and qualified.
J. Grant Jagelman, who is presently serving as a director, has been nominated for re-election by the Board of Directors. Unless a completed proxy withholds authority to vote for the nominee or is a broker non-vote, the shares represented by such proxy will be voted for the election as the director of the Board's nominees. If the nominee is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the Board of Directors.

       The following table contains certain information about the nominee for director and each other person whose term of office as a director will continue after the meeting.

                                                                        Present
                              Business Experience and Other   Director   Term
       Name and Age                   Directorships            Since    Expires
       ------------          -------------------------------  --------  -------
Dennis T. Gain               Dennis T. Gain has been a            1991      1998
Age: 53                      director of the Company and
                             has served as President and
                             Chief Executive Officer of the
                             Company since its
                             incorporation in 1991.  Prior
                             to joining the Company, Mr.
                             Gain was President of Focus
                             North America since 1989 and
                             President of Woolrest North
                             America from 1986 until 1989.
                             Mr. Gain is also a director
                             and stockholder of Spatial
                             Systems Ltd. which is an
                             Australian public company that
                             is a shareholder of the
                             Company.  Mr. Gain has a B.E.
                             degree and Post Graduate
                             Associate degree in Metallurgy
                             from the University of Otago,
                             New Zealand and a B. Comm.
                             degree in Finance from the
                             University of Auckland, New
                             Zealand.

Linda S. Linsalata           Linda S. Linsalata has been a        1994      1997
Age: 51                      director of the Company since
                             1994 and has served as Chief
                             Financial Officer, Senior Vice
                             President of Finance and Director
                             of Strategic Planning since
                             September 29, 1995 and prior
                             to that, was providing
                             consulting services to the
                             Company since 1992.  As a
                             consultant to the Company, she
                             had been acting in the
                             capacity of Chief Financial
                             Officer. Ms. Linsalata was
                             formerly President of Weston
                             Corporate Development. Prior
                             to this, she was a General
                             Partner with I.O.N., an
                             international venture capital
                             firm based in Boston, and a
                             Marketing Manager with
                             International Business
                             Machines, Inc.  Ms. Linsalata
                             holds a B.A. degree in
                             mathematics from Vassar
                             College, and an M.B.A. from
                             Harvard University Graduate
                             School of Business.

                                                                        Present
                              Business Experience and Other   Director   Term
   Name and Age                   Directorships                Since    Expires
   ------------          -------------------------------      --------  -------

Morton E. Goulder            Morton E. Goulder has been a        1994     1998
Age: 75                      director of the Company since
                             January 1994.  Since 1977, Mr.
                             Goulder's principal occupation
                             has been President of M.E.
                             Goulder Enterprises, aconsulting
                             firm specializing in high
                             technology.  Mr. Goulder
                             was also a Founder,
                             Director, Vice President and
                             Corporate Scientist for
                             Sanders Associates, Inc. After
                             leaving Sanders, he served as
                             the United States Deputy
                             Assistant Secretary of Defense
                             for Intelligence and Warning.
                             He is also a Director of
                             Computer Devices, Inc.,
                             several private high
                             technology companies. Mr.
                             Goulder earned a degree in
                             Applied Physics from
                             Massachusetts Institute of
                             Technology.

J. Grant Jagelman*           J. Grant Jagelman has been a         1991      1996
Age: 54                      director of the Company since
                             the Company's inception in
                             April 1991.  He is currently
                             Chairman of Spatial Systems
                             Ltd., an Australian public
                             company, that is a shareholder
                             of the Company.

Jerry H. Loyd                Jerry H. Loyd has been a             1994      1997
Age: 66                      director of the Company since
                             January 1994.  Mr. Loyd was a
                             Partner and Managing Director
                             of Morgan Stanley at the time
                             of his retirement in 1985.
                             Prior to this, Mr. Loyd was a
                             management consultant and
                             partner with Arthur Young.
                             Mr. Loyd earned degrees in
                             Business and Engineering from
                             the University of Vermont and
                             has an M.B.A. from New York
                             University.

- ------------------------------
*  Nominee for election as director

Committees of the Board

  The Audit Committee, which during the fiscal year ended March 29, 1996 ("Fiscal Year 1996") consisted of Mr. Goulder and Mr. Loyd, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The Audit Committee met once in Fiscal Year 1996. The Compensation Committee, whose members are Messrs. Jagelman, Goulder and Loyd, acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the Amended and Restated 1993 Stock Option Plan and the 1995 Employee Stock Purchase Plan. The Compensation Committee held five meetings in Fiscal Year 1996. The entire Board of Directors functions as a nominating committee, considering nominations submitted to the Chairman of the Board. The Board of Directors held 7 meetings during Fiscal Year 1996, and each director attended all meetings of the Board and of all committees of the Board on which he served.

Director Compensation

  All directors who are not employees of the Company are currently eligible to participate in the 1995 Director Stock Option Plan described below under the heading "1995 Director Stock Option Plan."

                             EXECUTIVE COMPENSATION

  The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers of the Company, including Mr. Gain, the Company's Chief Executive Officer. The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period from December 31, 1995 (the end of the first trading month of the Company's Common Stock) to March 29, 1996, as compared with that of the Nasdaq Market Index and the Computer Peripheral Equipment N.E.C. Index, based on an initial investment of $100 in each on December 31, 1995. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Computer Peripheral Equipment N.E.C. Index consists of 121 publicly traded computer peripheral equipment companies reporting under the same Standard Industrial Classification Code (SIC 3577) as the Company.

Stock Performance Graph

                                       1988     12/31/95     3/29/96
                                     --------  ----------   ---------
SPACETEC IMC CORP                       100       92.16       121.57
MAJOR MARKET INDEX                      100       99.63       104.35
INDUSTRY INDEX                          100       92.24        96.52

Compensation Committee Report on Executive Compensation

       Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

        The Compensation Committee determines the compensation of the five individuals named in the Summary Compensation Table. The Compensation Committee takes into account the views of Mr. Cain, the Company's Chief Executive Officer, and Mrs. Linsalata, the Company's Chief Financial Officer, in reviewing the individual performance of the executives (other than Mr. Gain and Mrs. Linsalata).

        The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Gain, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits.

        Base Salaries. Base salaries for executive officers (of which a percentage is awarded based on the profitability levels of the Company) are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

        Annual salary adjustments are determined by evaluating the financial performance of the Company and of each executive officer, and also take into account new responsibilities. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, quality improvements in relations with customers, suppliers and employees. No particular weight is given to any of these non-financial factors.

        Mr. Gain was granted a base salary of $135,000 for Fiscal Year 1996, a decrease of 10% from his $150,000 base salary for the fiscal year ended March 31, 1995 ("Fiscal Year 1995")

        Annual Bonus, The Company's executive officers are eligible for an annual cash bonus, based primarily on achievement of significant milestones. Bonuses earned by the executive officers for Fiscal Year 1996 were determined based upon milestones achieved by the Company during Fiscal Year 1996. No cash bonuses were earned by the executive officers during Fiscal Year 1996. Mr. Gain was awarded a bonus of $30,000 for Fiscal Year 1995.

        Stock Options, Under the Company's Amended and Restated 1993 Stock Option Plan, which was approved by the stockholders, stock options are granted to the Company's executive officers. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally five years. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past. Based on these factors and on the level of his existing stock ownership in Fiscal Year 1996, Mr. Gain received options to purchase 30,000 shares with an exercise price of $2.84 per share and options to purchase 10,000 shares with an exercise price of $7.00 per share, representing fair market value of the Common Stock of Company in April and September of 1995, respectively, prior to the Company's initial public offering.

        Conclusion. Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In Fiscal Year 1996, as in previous years, a substantial portion of the Company's targeted executive compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                By the Compensation Committee,

                J. Grant Jagelman
                Morton E. Goulder
                Jerry H. Loyd

Summary Compensation Table

  The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of the Company and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during Fiscal Year 1996 (collectively, the "Named Executive Officers").


                                                                                      Long-Term
                                                                                     Compensation           All Other
                                                         Annual Compensation            Awards              Compensation
                                                         -------------------         ----------             -------------


                                                                                     Securities
                                                                                     Underlying
Name and Principal Position                             Salary($)     Bonus($)       Options(#)             ($)
- ----------------------------------------  ---------   ------------   ---------       -------                ---
Dennis T. Gain..........................       1996       $135,000          --        40,000                 3,237(1)
 President and Chief Executive Officer..       1995       $150,000    $ 30,000        20,000
 and Chairman of the Board
Linda S. Linsalata(2)...................       1996       $ 48,527          --        60,000
  Vice President, Finance and Chief
  Financial Officer.....................
John A. Hilton..........................       1996       $ 93,333          --        42,000
  Senior Vice President, Chief..........       1995       $100,000    $ 20,000        16,000
  Technology Officer - Hardware
James J. Wick...........................       1996       $ 92,000          --        32,000
  Senior Vice President, Chief                 1995       $ 92,000    $ 30,000        16,000                28,120(3)
  Technology Officer - Software.........
Joyce A. Ouellette......................       1996       $ 89,000          --        62,000                64,000(4)
  Senior Vice President of Sales........       1995       $ 75,000    $ 21,000        16,000                33,832(5)
  and Marketing

  _______________________
(1) This amount represents the present value of a $6,787 premium payment by the Company for Fiscal Year 1996 for a split dollar life insurance policy on the life of Dennis T. Gain.
(2) Linda S. Linsalata, the Company's Chief Financial Officer, Senior Vice President of Finance and Director of Strategic Planning, became an employee of the Company on September 29, 1995. Prior to that, Ms. Linsalata served as a consultant to the Company and acting Chief Financial Officer.
(3) Consists of reimbursement of relocation expenses incurred by Mr. Wick during Fiscal Year 1995 in connection with his becoming an employee of the Company.
(4) Consists of sales commissions received by Ms. Ouellette for Fiscal Year
  1996.
(5) Consists of sales commissions received by Ms. Ouellette for Fiscal Year
    1995.

Stock Option Grants in Last Fiscal Year

  The following table provides information on stock options granted during Fiscal Year 1996 to the Named Executive Officers.

                       Option Grants In Last Fiscal Year
                               Individual Grants
- --------------------------------------------------------------------------------

                                                                                Potential Realizable Value at
                                     % of Total                                 Assumed Annual Rates of Stock
                      Securities      Options                                   Price Appreciation for Option
                      Underlying     Granted to      Exercise or                Term(1)
                       Options       Employees in    Base Price   Expiration    ------------------------------
      Name            Granted(#)     Fiscal 1996     ($/share)      Date        5%($)              10%($)
- --------------------------------------------------------------------------------------------------------------

Dennis T. Gain            30,000(2)           4.41%        $2.84     4/27/05       $ 53,337        $135,756
                          10,000(3)           1.47%        $7.00     9/29/05         44,019         111,540
Linda S. Linsalata        30,000(4)           4.41%        $2.84     4/27/05         53,337         135,756
                          30,000(3)           4.41%        $7.00     9/29/05        132,057         334,620
John A. Hilton            34,000(2)           4.99%        $2.84     4/27/05         60,448         153,856
                           8,000(3)           1.17%        $7.00     9/29/05         32,315          89,232
James J. Wick             24,000(2)           3.53%        $2.84     4/27/05         42,669         108,604
                           8,000(3)           1.17%        $7.00     9/29/05         32,315          89,232
Joyce A. Ouellette        32,500(5)           4.78%        $2.84     4/27/05         57,781         147,069
                          29,500(3)           4.33%        $7.00     9/29/05        129,856         329,043
==============================================================================================================

- -----------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which would benefit all stockholders proportionately.
(2) These options become exercisable as to 20% of the shares on each of April 29, 1996, 1997, 1998, 1999 and 2000.
(3) These options become exercisable as to 20% of the shares on each September 29, 1996, 1997, 1998, 1999 and 2000.
(4) These options are exercisable as to 24,500 shares as of the date of grant and the remaining shares become exercisable as to 20% on each of April 29, 1996, 1997, 1998, 1999 and 2000.
(5) These options are exercisable as to 12,500 shares as of the date of grant and the remaining shares become exercisable as to 20% on each of April 29, 1996, 1997, 1998, 1999 and 2000.

Aggregated Option Exercises in Last Fiscal Year and Year-End Stock Option Values

      The following table sets forth certain information concerning the unexercised stock options as of March 31, 1996 held by the Named Executive Officers. No options were exercised during Fiscal Year 1996 by such executives.

              Aggregated Option Exercises In Last Fiscal Year And
                          Fiscal Year-End Option Value

                      Number of Securities Underlying               Value of Unexercised
                          Unexercised Options at                  In-The-Money Options at
                             March 31, 1996(#)                      March 31, 1996($)(1)

        Name           Exercisable     Unexercisable             Exercisable      Unexercisable
- -------------------------------------------------------------------------------------------------
Dennis T. Gain               8,000            62,000                $118,000           $407,000
Linda S. Linsalata          36,000            54,000                 487,440            606,360
John A. Hilton               3,200            54,800                  46,400            680,040
James J. Wick                3,200            44,800                  46,400            553,440
Joyce A. Ouellette          15,700            62,300                 204,650            689,750
- --------------------

(1)Based on the difference between the respective option exercise price and the closing market price of the Common Stock on March 29, 1996, which was $15.50.

                     STOCK OPTION AND STOCK PURCHASE PLANS


        The following is certain information relating to the Company's equity compensation plans under which officers and/or directors may acquire shares of Common Stock. These plans were approved by the stockholders of the Company prior to the Company's initial public offering and, therefore, the Company is not soliciting any votes with respect to these plans. The closing price of the Company's Common stock on July 24, 1996 as reported by the Nasdaq National Market System was $8.75.

        Amended and Restated 1993 Stock Option Plan

        General

        The Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") was readopted by the Board of Directors on September 29, 1995 and by the stockholders on October 6, 1995. The purpose of the Option Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Option Plan provides for the grant of incentive and nonstatutory stock options (the "Options") to employees and consultants of the Company and its affiliates ("Eligible Persons").

        Currently, Options may be made under the Option Plan for up to a total of 1,600,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to employees of the Company and, in the case of nonstatutory Options, to consultants of the Company or any Affiliate (as defined in the Option Plan) capable of contributing to the Company's performance.

        As of July 24, 1996, 64 employees were eligible to participate in the Option Plan and options to purchase an aggregate of 841,550 shares of Common Stock had been granted. Of these, Options to purchase 33,700 shares had been cancelled, Options to purchase 109,300 shares had been exercised, and Options to purchase 698,550 shares remained outstanding, leaving only 792,150 shares available for new Options under the Option Plan.

        Administration and Eligibility

        Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Option Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Option Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

        Options under the Option Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to Options and the time at which such Options become exercisable. However, the exercise price of any incentive stock option granted under the Option Plan may not be less than the fair market value of the Common Stock on the date of grant and the exercise price of any nonstatutory stock option may not be less than 50% of the fair market value of the Common Stock on the date of grant.

        Federal Income Tax Consequences Relating to Stock Options

        Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Option Plan.

        If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

        If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

        Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

1995 Employee Stock Purchase Plan

        The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on September 29, 1995 and by the stockholders of the Company on October 6, 1995. Under the Purchase Plan, full time employees of the Company or its subsidiaries may purchase shares of Common Stock at a discount from fair market value. 100,000 shares of Common Stock (subject to adjustments for stock-splits and similar capital changes) are reserved for issuance under the Purchase Plan. As of July 24, 1996, approximately 56 employees were eligible to participate under the Purchase Plan. To date, no shares of Common Stock have been issued under the Purchase Plan. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Rights to purchase Common Stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the Plan and the dates when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment. The purchase price per share of Common Stock in an offering is 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date and may be paid through payroll deductions, periodic lump sum payments or a combination of both. The Purchase Plan terminates on September 29, 2005.

        In accordance with Section 423 of the Code, no employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the offering begins) through the Purchase Plan in any calendar year. The Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

        Federal income tax consequences of Plan participation are as follows. Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant does not dispose of shares purchased under the Purchase Plan within two years from the offering commencement date or within one year from the purchase date, upon sale of such shares 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income with any additional gain taxed as a long-term capital gain and any loss sustained is treated as a long-term capital loss, and no deduction is allowed to the Company for Federal income tax purposes. If the participant dies at any time while owning shares purchased under the Plan, then (a) 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death and (b) no deduction is allowed to the Company for Federal income tax purposes. If shares of Common Stock purchased under the Purchase Plan are disposed of before the expiration of the two-year and one-year holding periods described above, the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of purchase (or, if less, the amount realized on sale of such shares) over the purchase price thereof, and the Company will be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction by the Company.

1995 Director Stock Option Plan

        General

        The Company's 1995 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in September 29, 1995. The purpose of the Director Plan is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company. The Director Plan presently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 75,000 shares (subject to adjustment for stock splits and similar capital changes) of Common Stock to Eligible Directors as defined below. The first grant of options under the Director Plan will be on the date of the 1996 Annual Meeting of Stockholders.

        Grant of Rights and Administration of the Plan

        Awards made pursuant to the Director Plan are intended to be "formula awards" within the meaning of Rule 16b-3 of the Exchange Act. All directors of the Company who are not employees of the Company or of any subsidiary of the Company ("Eligible Directors") are eligible to participate in the Director Plan, unless such director irrevocably elects not to participate. Currently, three of the Company's five directors are Eligible Directors.

        Options under the Director Plan are automatically granted once a year at the annual meeting of the stockholders of the Company to Eligible Directors elected or reelected at the meeting. Each such Eligible Director receives an option to purchase 2,000 shares of Common Stock for each year of the term of office to which the director is elected (6,000 shares for election to a three year term of office). In addition, upon the election of an Eligible Director other than at an annual meeting, such director is automatically granted an option to purchase 2,000 shares of Common Stock for each year or portion thereof of the term of office to which he or she is elected.

        Options become exercisable with respect to 2,000 shares on the date of grant and on the date of each annual meeting of stockholders thereafter, so long as the optionee is then a director of the Company. The options have a term of ten years and an exercise price, payable in cash or shares of Common Stock, equal to the fair market value of the Common Stock on the day immediately preceding the date of grant.

        Federal Income Tax Consequences

        Options granted under the Plan are nonstatutory options not intended to qualify under Section 422 of the Code. The exercise of an option by a director results in taxable ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option exercise price) and their fair market value on the date the option is exercised.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During Fiscal Year 1996, the Company's Compensation Committee consisted of Messrs. Jagelman, Goulder and Loyd. None of the members of the Compensation Committee has been an officer or employee of the Company. Mr. Gain, President, Chief Executive Officer and Chairman of the Board of the Company, and Mr. Jagelman, a director of the Company and member of the Board of Directors' Compensation Committee, are both directors of Spatial Systems, Ltd., an Australian public company and a principal stockholder of the Company.

                                SHARE OWNERSHIP

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of July 24, 1996 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the executive officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors of the Company, and (iv) all current executive officers and directors of the Company as a group:


                                                     Shares of Common Stock
                                                      Beneficially Owned(1)

Beneficial Owner                                    Shares    Percent of Class
                                                    ------    ----------------
5% Shareholders(2)
Dennis Gain(3)                                     1,592,090       21.7%
J. Grant Jagelman(4)                               1,318,044       17.9
Gain Family Trust(5)                               1,241,590       16.9
Spatial Systems Ltd.(6)                            1,132,164       15.4

Other Directors
Morton E. Goulder(7)                                  96,000        1.3
Jerry H. Loyd(8)                                       4,000          *
Linda Linsalata(9)                                    29,200          *

Other Named Executives
John A. Hilton(10)                                   118,200        1.6
James J. Wick(11)                                    111,200        1.5
Joyce A. Ouellette(12)                                44,900          *
All directors and executive officers as a group
 (8 persons)(13)                                   3,372,750       45.9

______________________________________
*  Less than one percent.

(1) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Includes shares of Common Stock issuable pursuant to outstanding options which may be exercised within 60 days after July 24, 1996.

(2) For the purposes hereof, the address of each 5% stockholder shall be that of the Company set forth elsewhere in this proxy statement.

(3) Includes (i) 1,241,590 shares held by the Gain Family Trust, a trust for the benefit of certain members of the family of Dennis T. Gain and of which Mr. Gain is the sole trustee, (ii) 18,000 shares of Common Stock subject to options held by Mr. Gain exercisable as of July 24, 1996 or within 60 days thereafter and (iii) 100,500 shares held by Mr. Gain's wife and children. Mr. Gain also is a director and stockholder of Spatial Systems Ltd. ("SSL").

(4) Includes (i) 1,132,164 shares held by SSL, of which Mr. Jagelman is Chief Executive Officer, a director and the largest stockholder, (ii) 139,276 shares held by Rhetford Pty. Ltd., an Australian corporation of which Mr. Jagelman is Chief Executive Officer and of which his family members own 100% of the stock, (iii) 27,396 shares held by the Group Superannuation Fund, an Australian retirement trust of which Mr. Jagelman holds a 100% interest, (iv) 37,208 shares of Common Stock held by Mr. Jagelman's wife and children and (v) 22,000 shares of Common Stock subject to options held by Mr. Jagelman exercisable as of July 24, 1996 or within 60 days thereafter. Mr. Jagelman disclaims beneficial ownership of the shares held by SSL and the Group Superannuation Fund, except to the extent of his proportionate pecuniary interests in such entities.

(5) The Gain Family Trust is a trust for the benefit of certain family members of Dennis T. Gain, President and Chief Executive Officer of the Company. Mr. Gain is the sole trustee of the Gain Family Trust and has sole voting control and investment power over the shares held by the trust.

(6) SSL is a publicly held corporation organized under the laws of the State of New South Wales, Australia. The Board of Directors of SSL shares voting control and investment power over the shares held by SSL. J. Grant Jagelman, a director of the Company, and Dennis Gain, President and Chief Executive Officer and a director of the Company are directors and stockholders of SSL. Mr. Jagelman is also the Chief Executive Officer of SSL. Messrs. Jagelman and Gain disclaim beneficial ownership of the shares held by SSL, except to the extent of their respective proportionate pecuniary interests in SSL.

(7) Includes 4,000 shares of Common Stock subject to options held by Mr. Goulder exercisable as of July 24, 1996 or within 60 days thereafter.

(8) Represents 4,000 shares of Common Stock subject to options held by Mr. Loyd exercisable as of July 24, 1996 or within 60 days thereafter.

(9) Represents of 29,200 shares of Common Stock subject to options held by Ms. Linsalata exercisable as of July 24, 1996 or within 60 days thereafter.

(10) Includes 13,200 shares of Common Stock subject to options held by Mr. Hilton exercisable as of July 24, 1996 or within 60 days thereafter.

(11) Includes 11,200 shares of Common Stock subject to options held by Mr. Wick exercisable as of July 24, 1996 or within 60 days thereafter.

(12) Includes 22,900 shares of Common Stock subject to options held by Ms. Ouellette exercisable as of July 24, 1996 or within 60 days thereafter.

(13)    Includes shares and options described in footnotes (3) and (4) and (7)-
        (12).

                        INFORMATION CONCERNING AUDITORS

  The firm of Ernst & Young, independent accountants, has audited the Company's accounts for a number of years and will do so for the fiscal year ended March 31, 1997. Representatives of Ernst & Young LLP have been invited to attend the Annual Meeting.


                             STOCKHOLDER PROPOSALS

  The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Clerk of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 1997 Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at The Boott Mill, 100 Foot of John Street, Lowell, Massachusetts 01852-1126; Attention: Linda S. Linsalata, no later than March 14, 1997.


                                 OTHER MATTERS

  The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

  IN ADDITION TO THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS, ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING MARCH 29, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF THE COMPANY'S FORM 10-K SHOULD BE ADDRESSED TO LINDA S. LINSALATA, CHIEF FINANCIAL OFFICER, THE BOOTT MILL, 100 FOOT OF JOHN STREET, LOWELL, MASSACHUSETTS 01852-1126.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           SPACETEC IMC CORPORATION

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 11, 1996

     The undersigned stockholder of Spacetec IMC Corporation (the "Company") hereby appoints Dennis T. Gain, Linda S. Linsalata and Lynnette C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Annual Meeting of Stockholders of the Company to be held on September 11, 1996, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

               (Continued and to be signed on the reverse side)

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------



      Please mark your
A [X] vote as in this
      example

                  FOR    WITHHELD
                  the    from the
                nominee  nominee    Nominee:  J. Grant Jagelman
Proposal to
elect director    [_]      [_]      This Proxy when properly executed will be
                                    voted in the manner directed herein by the
FOR, except vote withheld           undersigned stockholders.  If no
from the following nominee:         specification is made, this proxy will be
                                    voted for the proposal. In their discretion,
- --------------------------          the proxies are also authorized to vote
                                    upon such matters as may properly come
                                    before the meeting.






Signature                 Date     1996  Signature                 Date    1996
         ----------------     -----               ----------------     ----

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.